Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Thomas Hushen
(856) 342-6081	(856) 342-5227
ken_gosnell@campbells.com	thomas_hushen@campbells.com

Campbell Soup Company Announces Debt Tender Offers

CAMDEN, N.J., Jan. 8, 2020 -- Campbell Soup Company (NYSE:CPB) (the “Company”) announced today it has commenced offers to purchase for cash up to $1.0 billion combined aggregate principal amount (the “Maximum Tender Amount”) of its 3.30% Senior Notes due 2021 (up to a sublimit of $300,000,000 aggregate principal amount) (the “2021 Notes”), 3.80% Senior Notes due 2042 (the “2042 Notes”), 3.65% Senior Notes due 2023 (up to a sublimit of $400,000,000 aggregate principal amount) (the “2023 Notes”), 3.95% Senior Notes due 2025 (up to a sublimit of $300,000,000 aggregate principal amount) (the “2025 3.95% Notes”), 3.30% Senior Notes due 2025 (the “2025 3.30% Notes”) and 4.15% Senior Notes due 2028 (up to a sublimit of $50,000,000 aggregate principal amount) (the “2028 Notes”, and together with the 2021 Notes, the 2042 Notes, the 2023 Notes, the 2025 3.95% Notes and the 2025 3.30% Notes, the “Securities”). The Company refers to its offers to purchase the Securities as the “Offers.”

Subject to the Maximum Tender Amount, the amounts of each series of Securities that are purchased will be determined in accordance with the acceptance priority levels specified in the table below and on the cover page of the Offer to Purchase dated January 8, 2020 (the “Offer to Purchase”) in the column entitled “Acceptance Priority Level” (the “Acceptance Priority Level”), with 1 being the highest Acceptance Priority Level and 6 being the lowest Acceptance Priority Level. No more than the amount set forth in the table below under the column “Series Tender Cap” for each series of Securities will be purchased in the Offers (such aggregate principal amounts, the “Series Tender Caps”).

The following table sets certain terms of the Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Series Tender Cap	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points) (2)	Early Tender Premium
3.30% Senior Notes due 2021	134429 BD0	$650,000,000	$300,000,000	1	2.375% U.S.T. due 03/15/21	FIT4	25	$30.00
3.80% Senior Notes due 2042	134429 AZ2	$400,000,000	N/A	2	2.250% U.S.T. due 08/15/49	FIT1	130	$30.00
3.65% Senior Notes due 2023	134429 BE8	$1,200,000,000	$400,000,000	3	1.625% U.S.T. due 12/15/22	FIT1	40	$30.00
3.95% Senior Notes due 2025	134429 BF5	$850,000,000	$300,000,000	4	1.750% U.S.T. due 12/31/24	FIT1	65	$30.00
3.30% Senior Notes due 2025	134429 BA6	$300,000,000	N/A	5	1.750% U.S.T. due 12/31/24	FIT1	80	$30.00
4.15% Senior Notes due 2028	134429 BG3	$1,000,000,000	$50,000,000	6	1.750% U.S.T. due 11/15/29	FIT1	95	$30.00
(1)	The applicable page on Bloomberg from which the Dealer Managers will quote the bid-side prices of the applicable Reference U.S. Treasury Security.
(2)	Inclusive of the Early Tender Premium.

The Offers are being made upon and are subject to the terms and conditions set forth in the Offer to Purchase. The Offers will expire at 11:59 p.m., New York City time, on February 5, 2020, unless extended or earlier terminated by the Company with respect to a series (the “Expiration Date”). Tenders of the Securities may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on January 22, 2020 (the “Early Tender Date”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration to be paid in the Offers of each series that are validly tendered will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Securities that are validly tendered and not withdrawn on or prior to the Early Tender Date and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of the Securities accepted for purchase (the “Early Tender Premium”). Holders of Securities who validly tender their Securities following the Early Tender Date and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Securities tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 10:00 a.m., New York City time, on January 23, 2020, unless extended by the Company.

Payments for Securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase. Interest will cease to accrue on the applicable settlement date for all Securities accepted, and no additional interest will be paid to holders who tender such Securities, including if a record date for an interest payment on such Securities has passed before the applicable settlement date. The settlement date for Securities that are validly tendered on or prior to the Early Tender Date is expected to be January 24, 2020, the second business day following the Early Tender Date (the “Early Settlement Date”). The settlement date for Securities that are tendered following the Early Tender Date but on or prior to the Expiration Date is expected to be February 7, 2020, the second business day following the Expiration Date (the “Final Settlement Date”), assuming the Maximum Tender Amount is not purchased on the Early Settlement Date.

Subject to the Series Tender Caps and the Maximum Tender Amount, all Securities validly tendered and not validly withdrawn on or before the Early Tender Date having a higher Acceptance Priority Level will be accepted before any tendered Securities having a lower Acceptance Priority Level are accepted in the Offers, and all Securities validly tendered after the Early Tender Date having a higher Acceptance Priority Level will be accepted before any Securities tendered after the Early Tender Date having a lower Acceptance Priority Level are accepted in the Offers. However, even if the Offers are not fully subscribed with respect to the Securities as of the Early Tender Date, subject to the Series Tender Caps and the Maximum Tender Amount, Securities validly tendered and not validly withdrawn on or before the Early Tender Date will be accepted for purchase in priority to other Securities tendered after the Early Tender Date even if such Securities tendered after the Early Tender Date have a higher Acceptance Priority Level than Securities tendered prior to the Early Tender Date.

The Securities of a series may be subject to proration if the aggregate principal amount of the Securities of such series validly tendered and not validly withdrawn is greater than the applicable Series Tender Cap or would cause the Maximum Tender Amount to be exceeded. Furthermore, if the Offers are fully subscribed with respect to the Securities as of the Early Tender Date, holders who validly tender Securities following the Early Tender Date will not have any of their Securities accepted for payment.

The Company’s obligation to accept for payment and to pay for the Securities validly tendered in the Offers is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. The Company reserves the right, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend, terminate or withdraw the Offers; (iii) increase or decrease the Maximum Tender Amount and/or increase, decrease or eliminate any of the Series Tender Caps; or (iv) otherwise amend any of the Offers in any respect.

BofA Securities, Citigroup, BNP PARIBAS and J.P. Morgan are acting as Lead Dealer Managers for the Offers. The Information Agent and Tender Agent is Global Bondholder Services Corporation. Copies of the Offer to Purchase and related offering materials are available by contacting the Information Agent by phone at (212) 430-3774 (banks and brokers) or (866) 470-3800 (all other calls toll-free) or by email at contact@gbsc-usa.com. Questions regarding the Offers should be directed to BofA Securities at (980) 387-3907 (collect) or (888) 292-0700 (toll-free); or Citigroup at (212) 723-6106 (collect) or (800) 558-3745 (toll-free).

None of the Company, its board of directors, the Dealer Managers, the Information Agent and Tender Agent, or the trustee with respect to the Securities is making any recommendation as to whether holders should tender any Securities in response to any of the Offers. This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Campbell Soup Company

Campbell (NYSE:CPB) is driven and inspired by our Purpose, “Real food that matters for life's moments.” For generations, people have trusted Campbell to provide authentic, flavorful and affordable snacks, soups and simple meals, and beverages. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet's natural resources. The company is a member of the Standard and Poor's 500 and the FTSE4Good Index.

Forward-Looking Statements

This release contains “forward-looking statements” that reflect the Company’s current expectations as to its ability to consummate the Offers, including the timing, size, pricing or other terms of the Offers. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the Company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement are described in the Company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings, and include the ability to complete the Offers. The Company disclaims any obligation or intent to update the forward-looking statements to reflect events or circumstances after the date of this release.